Exhibit 5.6

                           Letter of Consent


We hereby consent to the use of our name and to the description of our opinion letter dated April 30, 2004 under the captions "SUMMARY - Fairness Opinion", "GLOSSARY OF TERMS - Fairness Opinion", "THE MERGER
- Background to the Merger", "THE MERGER - Fairness Opinion", "THE MERGER - Interests of Experts" in, and to the inclusion of such opinion letter as Appendix E to, and to the reference to such opinion letter in the letter to unitholders of Ultima Energy Trust dated April 30, 2004 that accompanies, the Notice of Meeting of Unitholders and Proxy Statement and Information Circular dated April 30, 2004 included in the Registration Statement on Form F-10 of Petrofund Energy Trust dated April 30, 2004. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            CIBC WORLD MARKETS INC.



                                            By:    /s/  Art Korpach
                                                   ----------------------------
                                                   Name:  Art Korpach
                                                   Title: Managing Director
Calgary, Alberta, Canada
April 30, 2004